UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 10, 2018

Commission File Number 333-154989

ENTEST GROUP INC.

(Exact Name of Company as Specified in Charter)

Nevada	26-3431263
(State or other jurisdiction of incorporation or organization)	(IRS Employer Identification No.)

4700 Spring Street, Suite 304, La Mesa California	91942
(Address of principal executive offices)	(Zip Code)

619-702-1404
(Company’s telephone number, including area code)

ENTEST BIOMEDICAL, INC.
(Former name, address and fiscal year, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.01 Entry into a Material Agreement

On July 3, 2018 Zander Therapeutics, Inc. (“Zander”) purchased 3,500,000 of the Series A preferred Shares of Regen Biopharma, Inc. (“Shares”) owned by Entest Group, Inc. from Entest Group, Inc. (“Owner”) for the price of $35,000 USD cash.

David R. Koos, who serves as Chairman and Chief Executive Officer of Zander also serves as Chairman and Chief Executive Officer of Entest. Zander is under common control with Entest. Zander is a 58.14% owned subsidiary of Entest as of May 31, 2018.

David R. Koos, who serves as Chairman and Chief Executive Officer of Regen Biopharma, Inc. also serves as Chairman and Chief Executive Officer of Entest. Regen Biopharma, Inc. is under common control with Entest

On July 3, 2018 Zander entered into a sublease agreement with Entest whereby Zander would sublet office space located at 4700 Spring Street, Suite 304, La Mesa, California 91942 from Entest on a month to month basis for $6,000 per month beginning July 5, 2018.

David R. Koos, who serves as Chairman and Chief Executive Officer of Zander also serves as Chairman and Chief Executive Officer of Entest. Zander is under common control with Entest. Zander is a 58.14% owned subsidiary of Entest as of May 31, 2018.

On July 5, 2018 Zander entered into a collaboration and development agreement (“Agreement”) with Ampersand Biopharmaceuticals, Inc. (“Ampersand”) whereby the parties agreed to cooperate in a research and development program to establish the use of NR2F6 agonists and antagonists coupled with Ampersand’s proprietary transdermal drug delivery system (“Amperzans”) in the treatment of various disorders such as arthritis, atopic dermatitis and cancer in companion animals such as dogs and cats.

Ownership of inventions arising during and in the course of the Parties’ performance under the Agreement, and related intellectual property rights, shall be jointly owned by both parties with the following exceptions :

Ampersand shall solely own all Inventions relating to the Ampersand Technology (technology claims related Ampersand’s transdermal penetration and delivery and any Improvements made thereto during the term of the agreement) and/or to methods of using or manufacturing the Ampersand Technology, whether made by employees, independent contractors or agents of either Party or jointly by employees, independent contractors or agents of both Parties (“Ampersand Inventions”). Such Inventions and patents and patent applications claiming such Inventions are included in this agreement with the same rights and privileges as Background Rights.

Zander shall solely own all Inventions relating to the Zander Technology (technology claims related to the NR2F6 Agonist or Antagonist) ..and/or to methods of using or manufacturing the Zander Technology, whether made by employees, independent contractors or agents of either Party or jointly by employees, independent contractors or agents of both Parties (“Zander Inventions”). Such Inventions and patents and patent applications claiming such Inventions are included in this agreement with the same rights and privileges as Background Rights.

The agreement is contingent upon each party successfully funding its part of the research and development work to be performed by Ampersand and Zander pursuant to the Agreement (“ Workplan”) , estimated by the parties to be approximately $1,330,000 per party. Should sufficient funds fail to be raised by both Parties the Agreement and associated Workplan are null and void. The Agreement does not impose any responsibility on any party to complete said funding.

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The Term of the Agreement shall commence on the Effective Date and will continue unless terminated due to material breach by either party , financial insolvency of either party or the mutual written consent of the Parties. Upon thirty (30) days' written notice, either Party shall be entitled to terminate its financial and developmental obligations under this Agreement for convenience, including, but not limited to either Party having no further business interest in the Development Program.

Any successful monetization of Developed Technology will result in the equal sharing (i.e. 50% to Ampersand and 50% to Zander) of any consideration related to such Developed Technology including, but not limited to, equity, up-front, royalty, milestone and other payments or in-kind consideration associated with any sale, license or sublicense agreement. Such equal sharing of any consideration will be net of any expenses incurred. Should the Developed Technology be developed, marketed, commercialized and/or sold by either Party, the expenses and revenues of such activity will be shared equally. Developed Technology is defined in the Agreement as any and all ideas, inventions, work of authorship, work product, materials, technologies, discoveries, improvements, know-how, techniques, and other deliverables, whether patentable or unpatentable, copyrightable or uncopyrightable, including, but not limited to, any documentation, formula, design, device, code, improvement, method, process, discovery, concept, development, machine or contribution, that a Party conceives, makes, reduces to practice or develops, in whole or in part, alone or in conjunction with others, during or as a result of conducting the development program contemplated by this Agreement.

Neither party shall be entitled to practice, commercialize, market, develop, or otherwise derive a benefit from, financial or otherwise ("Exploit"), or grant third parties, including Affiliates, any rights under the Developed Technology or Development Rights in the Field to make, have made, use, have used, sell, have sold, offer to sell or import, Commercialize, or otherwise Exploit Developed Products in the Field, or grant any third party, including Affiliates, any rights to do any of the above, without the prior written consent of the other Party.

A Developed Product is defined in the Agreement as any product for use in the Field that is developed during the Term of this Agreement (i) the making, manufacture, use, sale or importation of which is covered by any Development Rights, and/or (ii) which includes or incorporates any Developed Technology. “Development Rights” are defined in the Agreement as any and all patent, copyright, trademark, trade secret and other intellectual property rights in and to the Developed Technology, whether now known or hereafter recognized in any jurisdiction. Field as defined in the Agreement means the use of Amperzans for the treatment of any malady in dogs or cats

The foregoing description of the abovementioned Agreement between Zander and Ampersand is not complete and is qualified in its entirety by reference to the text of the abovementioned agreement , which is attached to this Current Report on Form 8-K as Exhibit 10.3 and incorporated in this Item 1.01 by reference.

David R. Koos, who serves as Chairman and Chief Executive Officer of Zander also serves as Chairman and Chief Executive Officer of Entest. Zander is under common control with Entest. Zander is a 58.14% owned subsidiary of Entest as of May 31, 2018.

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Item 8.01 Other Events

On July 5, 2018 and July 3, 2018 respectively David Koos and Harry Lander assigned to Zander their entire right , title and interest throughout the world in the inventions, improvements and all patent applications that are subject of an application for patent protection filed with the United States Patent and Trademark Office on June 14, 2018 entitled “Small Molecule Agonists and Antagonists of NR2F6 Activity in Animals” The abovementioned application regards methods of using small molecule compounds as immune modulators; as well as compounds, solid forms and compositions thereof that are immune modulators and that exhibit desirable characteristics thereof; as well as to methods of making the compounds, solid forms and composition thereof. Harry Lander currently serves as President and Chief Scientific Officer of Zander and also serves on the Board of Directors of Zander.

David R. Koos, who serves as Chairman and Chief Executive Officer of Zander also serves as Chairman and Chief Executive Officer of Entest. Zander is under common control with Entest. Zander is a 58.14% owned subsidiary of Entest as of May 31, 2018.

Item 9.01 Exhibits.

Exhibit No.	Description of Exhibit
10.1	STOCK PURCHASE AGREEMENT
10.2	SUBLEASE
10.3	AMPERSAND AGREEMENT

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ENTEST GROUP, INC.

Dated: July 5, 2018	By: /s/ David Koos
David Koos
Chief Executive Officer

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